                                                                     EXHIBIT 3.3

                            ARTICLES OF INCORPORATION

                                       of

                         Argos Support Services Company

                                   ARTICLE ONE

The name of the corporation is Argos Support Services Company.

                                   ARTICLE TWO

The period of its duration is perpetual.

                                  ARTICLE THREE

The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is Five thousand (5000) shares of the par value of one dollar ($1) each.

                                  ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

                                   ARTICLE SIX

The street address of its initial registered office is 5705 Ponderosa St., Colleyville, Texas 76034, and the name of its initial registered agent at such address is Mr. Andy O'Pry.

                                  ARTICLE SEVEN

The number of directors constituting the initial board of directors is Three (3) and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:





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

Name                                                          Address

Mr. Haspard Murphy                                   2612 Tallow Dr., Euless, TX. 76039

Mr. Gary D. Stone                                    13713 W. Rim Dr. #714 Euless, TX 76040

Mr. Andy O'Pry                                       5705 Ponderosa, St. Colleyville, TX 76034


                                  ARTICLE EIGHT

The name address of the incorporator is:

Name                                                          Address

Mr. Gary D. Stone                                    13713 W. rim Dr. #714 Euless, TX 76040


                                                      /s/ Gary D. Stone
                                                     ------------------------, Incorporator




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                            ASSUMED NAME CERTIFICATE
                   FOR AN INCORPORATED BUSINESS OR PROFESSION


NOTICE: "CERTIFICATES" ARE VALID ONLY FOR A PERIOD NOT TO EXCEED 10
YEARS FROM THE DATE FILED IN THE COUNTY CLERK'S OFFICE. (Chapter 36, Sect. 1, Title 4 Business and Commerce Code)

          This certificate properly executed is to be filed immediately with the County Clerk

                                     *******

               NAME UNDER WHICH BUSINESS OR PROFESSIONAL SERVICES
                             IS OR WILL BE CONDUCTED

                     Argos Direct Broadcast Satellite, Inc.
                           1550 N. Norwood, Suite 100
                                 Hurst, TX 76054

1. The name of the incorporated business or profession as stated in its Articles or Incorporation or comparable document is Argos Support Services Company, and the charter number or certificate of authority number, if any, is 01262994-0 .

2. The state, country, or other jurisdiction under the laws of which it was incorporated is: Texas and the address of its registered or similar office in that jurisdiction is:

3. The period, not to exceed ten years, during which the assumed name will be used is: March 94 - Feb 04.

4.       The corporation is a business corporation.

5. If the corporation is required to maintain a registered office in Texas, the address of the registered office is 1550 N. Normand Hurt, TX 76054, and the name of its registered agent at such address is Andrew O'Pry, Sr.

6. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are Targant, Colin, Diewen.





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7.       If this instrument is executed by the attorney-in-fact, the attorney-in-fact hereby states that he has been duly authorized, in writing, by his principal to execute and acknowledge this instrument.



                                        By: /s/ Andrew O'Pry, Sr.
                                           ------------------------------------
                                        Signature of officer,representative or
                                        attorney-in-fact of the corporation

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                         OR REGISTERED AGENT OR BOTH BY
                                  A CORPORATION

1.       The name of the corporation is ARGOS Support Services Company.

         The corporation's charter number is 01262994.

2. The address of the registered office as PRESENTLY show in the records of the Texas secretary of state is 5705 Ponderosa St., Colleyville, TX 76034.

3. The address of the NEW registered office is 1550 N. Norwood #100 Hurst, TX 76054.

4. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Andy O'Pry.

5.       The name of the NEW registered agent is Andrew O'Pry Sr.

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7. The changes show above were authorized by an officer of the corporation so authorized by the board of directors.

                                            /s/ Andrew O'Pry, Sr.
                                           -------------------------------
                                                An Authorized Officer





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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         ARGOS SUPPORT SERVICES COMPANY

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                    ARTICLE I

The name of the company is ARGOS SUPPORT SERVICES COMPANY.

                                   ARTICLE II

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on July 1, 1996.

The amendment alters Article Four of the original Articles of Incorporation to read as follows:

                  "The aggregate number of shares which the Corporation shall have authority to issue is Ten Thousand (10,000) shares with a par value of One and no/100 ($1.00) each"

                                   ARTICLE III

The number of shares of the Corporation outstanding at the time of the adoption was 5,000; and the number of shares entitled to vote on the amendment was 5000.

                                   ARTICLE IV

The number of shares that voted for the amendment was 5,000.

DATED:  July 1, 1996


                                         ARGOS SUPPORT SERVICES
                                         COMPANY

                                         By:   /s/ Andrew O'Pry, Sr.
                                            -----------------------------------
                                               Andrew W. O'Pry, President

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
               OR REGISTERED AGENT OR BOTH BY A PROFIT CORPORATION

1.       The name of the corporation is ARGOS SUPPORT SERVICES COMPANY.

         The corporation's charter number is 0126299400.

2. The address of the CURRENT registered office as shown in the records of the Texas Secretary of State is 1550 N. Norwood #100 Hurst, Texas 76054

3. The address of the NEW registered office is c/o C T CORPORATION SYSTEM, 350 N. St. Paul Street, Dallas, Texas 75201

4. The name of the CURRENT registered agent as shown in the records of the Texas Secretary of State is Andrew O'Pry, Sr. .

5.       The name of the NEW registered agent is C T CORPORATION SYSTEM

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7. The changes shown above were authorized by an officer of the corporation so authorized by the Board of Directors.

                                                  /s/ Rodney A. Weary
                                                -------------------------------
                                                 An authorized Officer
                                                 Rodney A. Weary, President


(TEXAS - 2231 - 8/26/91)





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                          (The State of Texas [stamp])

Office of the                                             Corporations Sections
Secretary of State                                               P.O. Box 13697
                                                       Austin, Texas 78711-3697


                            ASSUMED NAME CERTIFICATE


1. The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application for certificate of authority or comparable document is Argos Support Services Company.

2. The assumed name under which the business or professional service is or is to be conducted or rendered is Golden Sky Systems.

3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is Texas, and the address of its registered or similar office in that jurisdiction is 1550 N. Norwood, Suite 100, Hurst, TX 76054

4. The period, not to exceed 10 years, during which the assumed name will be used is Golden Sky Systems

5.       The entity is a Business Corporation.

6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 1550 N. Norwood, Suite 100, Hurst, TX 76065. And the name of its registered agent at such address is Andrew O'Pry, Sr.

7. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are Collin, Denton and Tarrant Counties


                                                   /s/ Rodney A. Weary
                                                -------------------------------
                                                Signature of officer,
                                                President  Rodney A. Weary